Exhibit 5.2

777 E WISCONSIN AVE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX FOLEY.COM

December 15, 2025
Coinbase Global, Inc.
One Madison Avenue
Suite 2400
New York, NY 10010

Ladies and Gentlemen:
We have acted as Texas corporate counsel for Coinbase Global, Inc., a Texas corporation (the “Company”), which is the converted entity (for purposes of Title 1, Article 10, Subchapter C of the Texas Business Organizations Code (the “Code”) in the conversion of Coinbase Global, Inc., a Delaware corporation (the “Delaware Corporation”), into a Texas corporation (the “Conversion”) pursuant to the Certificate of Conversion filed with the Texas Secretary of State, including the related Plan of Conversion (the “Texas Certificate of Conversion”), and the Certificate of Conversion filed with the Delaware Secretary of State, including the related Plan of Conversion (the “Delaware Certificate of Conversion”), in connection with the Company’s Registration Statement on Form S-3 (File No. 333-287084) (the “Registration Statement”), filed with the Securities and Exchange Commission on May 8, 2025, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale from time to time of (i) shares of the Company’s undesignated common stock, $0.00001 par value per share (the “Common Stock”), (ii) shares of the Company’s Class A common stock, $0.00001 par value per share (the “Class A Common Stock”), (iii) shares of the Company’s undesignated preferred stock, $0.00001 par value per share (the “Preferred Stock”), (iv) one or more series of debt securities (the “Debt Securities”) issuable pursuant to an indenture (the “Indenture”) by and between the Company and U.S. Bank Trust Company, National Association (the “Trustee”), (v) digital asset securities (which may include Common Stock, Class A Common Stock, Preferred Stock, Debt Securities, Warrants (as defined below), Subscription Rights (as defined below) or Units (as defined below) in the form of digital asset securities) (the “Digital Asset Securities”), (vi) warrants to purchase shares of Common Stock, shares of Class A Common Stock, shares of Preferred Stock, Debt Securities, or Digital Asset Securities, or any combination thereof (the “Warrants”), (vii) subscription rights to purchase shares of Common Stock, shares of Class A Common Stock, shares of Preferred Stock, Debt Securities or Digital Asset Securities (the “Subscription Rights”), and/or (viii) units consisting of any combination of such foregoing securities described in clauses (i) through (vii) above (the “Units”), at indeterminate prices in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. The Common Stock, the Class A Common Stock, the Preferred Stock, the Debt Securities, the Digital Asset Securities, the Warrants, the Subscription Rights and the Units are collectively referred to herein as the “Securities.” The Securities may be sold from time to time by the Company as set forth in the Registration Statement, the base prospectus contained within the Registration Statement (the “Prospectus”) and supplements to the Prospectus. The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, including the Prospectus; (ii) the Company's certificate of formation (the “Certificate of Formation”) and the Company's bylaws, each as

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Coinbase Global, Inc.
December 15, 2025

currently in effect; (iii) the Texas Certificate of Conversion and the Delaware Certificate of Conversion; and (iv) such other documents and records (including resolutions of the Company’s Board of Directors or any committee hereof) as we have deemed necessary to enable us to render this opinion letter. In all such examinations, we have assumed without independent verification the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have, among other things, relied upon certificates of public officials and, as to various factual matters, certificates of officers of the Company, including the Texas Certificate of Conversion, certified by the Texas Secretary of State on December 15, 2025, the Delaware Certificate of Conversion, certified by the Delaware Secretary of State on December 15, 2025, and a Certificate of Fact with respect to the Company’s existence as a corporation, certified by the Texas Secretary of State on December 15, 2025.
Based upon and subject to the foregoing, we are of the opinion that:
1. The Company is validly existing as a corporation under the laws of the State of Texas.
2. When (a) the issuance of and the terms of the offering of shares of Common Stock by the Company and related matters have been duly authorized by all required corporate action of the Company’s Board of Directors, or a duly authorized committee thereof (the “Board”), and (b) if required, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion or exercise of any other Security offered under the Registration Statement, and upon payment of the consideration therefor (in an amount not less than the par value of the Common Stock) provided for therein, then such shares of Common Stock will be validly issued, fully paid and nonassessable.
3. When (a) the issuance of and the terms of the offering of shares of Class A Common Stock by the Company and related matters have been duly authorized by all required corporate action of the Board, and (b) if required, certificates representing the shares of Class A Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion or exercise of any other Security offered under the Registration Statement, and upon payment of the consideration therefor (in an amount not less than the par value of the Class A Common Stock) provided for therein, then such shares of Class A Common Stock will be validly issued, fully paid and nonassessable.
4. When (a) the issuance and terms of shares of Preferred Stock, the terms of the offering thereof and related matters, including the filing with the Texas Secretary of State of a statement under Section 21.156 of the Code relating to such Preferred Stock conforming to the Certificate of Formation and the Code (or the filing of an amendment to the Certificate of Formation Incorporation to similar effect), have been duly authorized by all required corporate action of the Board, and (b) if required, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon conversion or exercise of any other Security offered under the Registration Statement, and upon payment of

Coinbase Global, Inc.
December 15, 2025

the consideration therefor (in an amount not less than the par value per share of such Preferred Stock) provided for therein, then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.
5. The Company has the corporate power to enter into the obligations to be evidenced by the Debt Securities. When (a) the Board or one or more officers of the Company, duly authorized by the Board, has by all required corporate action (i) established the terms, conditions and provisions of the Debt Securities; (ii) authorized the form, terms, execution and delivery of the Indenture or one or more other indentures or other similar instruments, each dated as of a date on or prior to the issuance of the Debt Securities to which it relates; (b) the Board has reserved and authorized for issuance any shares of Common Stock, Class A Common Stock and/or shares of any class or series of Preferred Stock issuable upon conversion or exchange of the Debt Securities in accordance with the procedures set forth in paragraphs 2, 3 and 4 above, respectively, and paragraph 6 below, if applicable; (c) the Board or one or more officers of the Company, in each case duly authorized by the Board, has duly authorized any Debt Securities of another series issuable upon conversion or exchange of the Debt Securities in accordance with the procedures set forth in this paragraph 5, and paragraph 6 below, if applicable; and/or (d) the Board or one or more officers of the Company, in each case duly authorized by the Board, has authorized any other Securities issuable upon conversion or exchange of the Debt Securities in accordance with resolutions to be adopted or actions to be taken by the Board subsequent to the date hereof, then all necessary corporate action on the part of the Company will have been taken to authorize such Debt Securities.
6. The Company has the corporate power to enter into one or more digital asset security agreements with respect to the Digital Asset Securities (“Digital Asset Security Agreements”). When (a) the Board or one or more officers of the Company, duly authorized by the Board, has by all required corporate action (i) established the terms, conditions and provisions of the Digital Asset Securities; (ii) authorized the form, terms, execution and delivery of one or more Digital Asset Security Agreements and, if such Digital Asset Securities constitute indebtedness, an Indenture relating to such Digital Asset Securities, each dated as of a date on or prior to the issuance of the Digital Asset Securities to which it relates; (b) the conditions outlined in paragraphs 2 through 5, and 7 through 9 that apply to the applicable Digital Asset Securities are all met, then all necessary corporate action on the part of the Company will have been taken to authorize such Digital Asset Securities.
7. The Company has the corporate power to enter into warrant agreements or other similar instruments with respect to the Warrants (“Warrant Agreements”). When (a) the Board or one or more officers of the Company, duly authorized by the Board, has by all required corporate action (i) established the terms, conditions and provisions of the Warrants; (ii) authorized the form, terms, execution and delivery of one or more Warrant Agreements, each dated as of a date on or prior to the issuance of the Warrants to which it relates; (b) the Board has reserved and authorized for issuance any shares of Common Stock, Class A Common Stock and/or shares of any class or series of Preferred Stock issuable upon exercise of the Warrants in accordance with the procedures set forth in paragraphs 2, 3 and 4 above, respectively, and paragraph 6, if applicable; (c) the Board or one or more officers of the Company, duly authorized by the Board, has duly authorized any Debt Securities upon exercise of the Warrants in accordance with the procedures set forth in paragraph 5; and/or (d) the Board or one or more officers of the Company, duly authorized by the Board, has

Coinbase Global, Inc.
December 15, 2025

authorized any other Securities issuable upon exercise of the Warrants in accordance with resolutions to be adopted or actions to be taken by the Board subsequent to the date hereof, then all necessary corporate action on the part of the Company will have been taken to authorize such Warrants.
8. The Company has the corporate power to enter into one or more subscription agreements with respect to Subscription Rights (“Subscription Agreements”). When (a) the Board or one or more officers of the Company, duly authorized by the Board, has by all required corporate action (i) established the terms, conditions and provisions of the Subscription Rights; (ii) authorized the form, terms, execution and delivery of one or more Subscription Agreements, each dated as of a date on or prior to the issuance of the Subscriptions to which it relates; (b) the conditions outlined in paragraphs 2 through 6 that apply to the other Securities to which the Subscription Rights relate are all met, then all necessary corporate action on the part of the Company will have been taken to authorize such Subscription Rights.
9. The Company has the corporate power to enter into one or more unit agreements with respect to the Units (“Unit Agreements”). When (a) the Board or one or more officers of the Company, duly authorized by the Board, has by all required corporate action (i) established the terms, conditions and provisions of the Units; (ii) authorized the form, terms, execution and delivery of one or more Unit Agreements, each dated as of a date on or prior to the issuance of the Units to which it relates; (b) the conditions outlined in paragraphs 2 through 8 that apply to the other Securities that make up such Units are all met, then all necessary corporate action on the part of the Company will have been taken to authorize such Units.
The foregoing opinions are limited to the laws of the State of Texas, and we do not express any opinion herein concerning any other law.
We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K, incorporated by reference into the Registration Statement, and to the reference to our firm in the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP